UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2012

Illumina, Inc.

(Exact name of registrant as specified in its charter)

001-35406

(Commission File Number)

Delaware	33-0804655
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

5200 Illumina Way, San Diego, CA 92122

(Address of principal executive offices) (Zip code)

(858) 202-4500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On November 16, 2012, Illumina, Inc. confirmed that it is “Party H” as named in the Schedule 14D-9 (and related amendments) filed by Complete Genomics, Inc. in connection with the tender offer by Beta Acquisition Corporation, a Delaware corporation (“Purchaser”) and a wholly owned subsidiary of BGI-Shenzhen, a company organized under the laws of the People’s Republic of China (together with Purchaser, “BGI”), to purchase all of the outstanding common stock of Complete Genomics. Illumina further confirmed that it submitted proposals to acquire Complete Genomics on the terms disclosed by Complete Genomics in its Schedule 14D-9 (and related amendments). Illumina’s most recent proposal, submitted on November 5, 2012, included the following terms:

•	a per share cash purchase price of $3.30, which represented approximately a 5% premium over the consideration offered by BGI;

•	financed with cash-on-hand; and

•	without any condition for further due diligence.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ILLUMINA, INC.

Date: November 16, 2012	By:	/s/ Christian G. Cabou
Christian G. Cabou Senior Vice President, General Counsel and Secretary